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                                                                     EXHIBIT 5.1

                          FULBRIGHT & JAWORSHI L.L.P.
                        801  Pennsylvania  Avenue, N.W.
                          Washington, D.C. 20004-2615

                                                                 HOUSTON
                                                             WASHINGTON, D.C.
                                                                 AUSTIN
                                                               SAN ANTONIO
TELEPHONE: 202/662-0200                                          DALLAS
    TELEX: 197471                                               NEW YORK
FACSIMILE: 202/662-4643                                       LOS ANGELES
                                                                 LONDON
WRITER'S DIRECT DIAL NUMBER:                                     ZURICH
    202/662-4678                                               HONG KONG


                               February 23, 1998


Allbritton Communications Company
808 Seventeenth Street, N.W.
Suite 300
Washington, D.C.  20006

Ladies and Gentlemen:

     At your request, we have examined or caused to be examined the Registration Statement on Form S-4 (No. 333-45933) and the prospectus forming a part thereof (the "Prospectus") filed by Allbritton Communications Company (the "Company") with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to $150,000,000 aggregate principal amount of the Company's 8 7/8% Series B Senior Subordinated Notes due 2008 (the "Exchange Notes") proposed to be issued under an Indenture dated as of January 22, 1998 (the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee, in exchange for the Company's 8 7/8% Series A Senior Subordinated Notes due 2008.

     We understand that the Exchange Notes will be sold as set forth in the Registration Statement, the Prospectus and the Letter of Transmittal set forth as an exhibit to the Registration Statement. We have examined the Indenture which is included as an exhibit to the Registration Statement. We have also examined, or caused to be examined, such further instruments, documents and records which we have deemed relevant and necessary as the basis of our opinion. In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that the Exchange Notes have been duly and validly authorized for issuance by the Company, and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered as contemplated in the Prospectus, the Exchange Notes will be legal, valid
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Allbritton Communications Company
February 23, 1998
Page 2

and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting the rights of creditors generally.

     We consent to the use of this opinion as an exhibit to the Registration Statement and of our name under the caption "Legal Matters" in the Registration Statement.

                                                 Very truly yours,

                                                 /S/ Fulbright & Jaworski L.L.P.

                                                 Fulbright & Jaworski L.L.P.